Exhibit 1.1

KIMBERLY-CLARK CORPORATION

UNDERWRITING AGREEMENT

Kimberly-Clark Corporation

351 Phelps Drive

Irving, Texas 75038

July 26, 2010

Ladies and Gentlemen:

The underwriter or underwriters named in Schedule I hereto (the “Underwriters”), acting through the firm or firms named in Schedule I-A hereto as representatives (the “Representatives”), understand that Kimberly-Clark Corporation, a Delaware corporation (the “Company”), proposes to issue and sell $250,000,000 aggregate principal amount of the Company’s 3.625% Notes due August 1, 2020 (the “Designated Securities”) designated in Schedule II hereto, registered under the Securities Act of 1933, as amended (the “Act”) on an “automatic shelf registration statement” (as defined under Rule 405 under the Act), on Form S-3 (File No. 333-167886) (the “Registration Statement”). The Designated Securities are to be issued under the indenture designated in Schedule II hereto (the “Indenture”), between the Company and the trustee designated in such Schedule II. Subject to the terms and conditions set forth herein or incorporated by reference herein and referred to below, the Company hereby agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the principal amount of such Designated Securities set forth opposite the name of such Underwriter in such Schedule I at the Purchase Price to Underwriters set forth in Schedule II hereto. If the firm or firms named in Schedule I-A hereto include only the firm or firms named as Underwriters in Schedule I hereto, the terms “Underwriters” and “Representatives” shall each be deemed to refer to such firm or firms.

The Underwriters will pay for such Designated Securities upon delivery thereof at the Closing Location and on the Date and Time of Delivery set forth in Schedule II hereto.

The Designated Securities shall have the terms set forth in Schedule II hereto.

Unless otherwise provided herein, all the provisions contained in the document entitled Kimberly-Clark Corporation Underwriting Agreement General Terms and Conditions dated July 26, 2010, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

This Agreement shall be construed in accordance with the laws of the State of New York.

Please confirm your agreement by (i) having an authorized officer sign a copy of this Agreement in the space set forth below and (ii) returning the signed copy to us.

Very truly yours,

Banc of America Securities LLC

By	/s/ Brendan Hanley
Its:

J.P. Morgan Securities Inc.

By	/s/ Robert Bottamedi
Its:	Vice President

UBS Securities LLC

By	/s/ Spencer W. Haimes
Its:	Managing Director, Debt Capital Markets

By	/s/ Christopher Fernando
Its:	Director, Debt Capital Markets

Acting severally on behalf of themselves and the several Underwriters named in Schedule I attached hereto

Accepted:

Kimberly-Clark Corporation

By	/s/ Steven E. Voskuil
Name: Steven E. Voskuil
Title: Vice President and Treasurer

SCHEDULE I

Underwriters	Principal Amount of Designated Securities to be Purchased
Banc of America Securities LLC	$62,500,000

J.P. Morgan Securities Inc.	$62,500,000

UBS Securities LLC	$62,500,000

Barclays Capital Inc.	$12,500,000

Citigroup Global Markets Inc.	$12,500,000

Goldman, Sachs & Co.	$12,500,000

HSBC Securities (USA) Inc.	$12,500,000

Morgan Stanley & Co. Incorporated	$12,500,000

Total	$250,000,000

SCHEDULE I-A

Representatives

Banc of America Securities LLC

J.P. Morgan Securities Inc.

UBS Securities LLC

SCHEDULE II

Indenture:
First Amended and Restated Indenture, dated as of March 1, 1988, between Kimberly-Clark Corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as successor Trustee (the “Trustee”), as supplemented and amended

Trustee:

The Bank of New York Mellon Trust Company, N.A., as successor Trustee

Title of Designated Securities:

3.625% Notes due August 1, 2020

Aggregate Principal Amount:

$250,000,000

Initial Offering Price to Public:

99.700% of the principal amount of the Designated Securities

Purchase Price to Underwriters:

99.250% of the principal amount of the Designated Securities

Preliminary Prospectus Supplement:

Preliminary Prospectus Supplement dated July 26, 2010

Maturity:

August 1, 2020

Interest Rate:

3.625% per annum

Redemption Provisions:

As set forth in the Preliminary Prospectus Supplement dated July 26, 2010

Interest Payment Dates:

February 1 and August 1, commencing February 1, 2011

Record Dates:

January 15 and July 15

Sinking Fund Provisions:

The Designated Securities shall not be entitled to any sinking fund

Date and Time of Delivery:

July 29, 2010; 9:00 a.m., New York time

Closing Location:

Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York

Funds for Payment of Purchase Price:

Immediately Available Funds by Wire Transfer

Delayed Delivery:

None

Name and Address for Purposes of Section 13:

c/o J.P. Morgan Securities Inc. 383 Madison Ave New York, NY 10179 3rd Floor ATTN: High Grade Syndicate Desk – 3rd Floor Fax: (212) 834-6081

Time of Sale:

1:37 p.m. (Eastern time) on the date of this Agreement

Other Terms:

The provisions of Section 402 and Section 1006 of the Indenture, relating to defeasance and covenant defeasance, respectively, shall apply to the Designated Securities.

SCHEDULE III

“Free Writing Prospectuses”

•	Pricing term sheet, dated July 26, 2010, relating to the Designated Securities, as filed pursuant to Rule 433 under the Securities Act.

SCHEDULE IV

Kimberly-Clark Corporation

$250,000,000 3.625% Notes due August 1, 2020

PRICING TERM SHEET

Dated July 26, 2010

Issuer:	Kimberly-Clark Corporation

Security Type:	Senior Notes

Offering Format:	SEC Registered

Principal Amount:	$250,000,000

Maturity Date:	August 1, 2020

Coupon:	3.625%

Interest Payment Dates:	Semi-annually on the 1st day of February and August, commencing February 1, 2011

Price to Public:	99.700% of the principal amount

Benchmark Treasury:	3.500% due May 15, 2020

Benchmark Treasury Yield:	3.011%

Spread to Benchmark Treasury:	65 bps

Yield to Maturity:	3.661%

Optional Redemption:	The notes will be redeemable, at the option of Kimberly-Clark Corporation, at any time, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted, on a semi-annual basis, at the applicable treasury rate plus 10 basis points, plus, in each case, accrued interest to the date of redemption.

Expected Settlement Date:	July 29, 2010

CUSIP:	494368BE2

ISIN:	US494368BE20

Anticipated Ratings:

Joint Book-Running Managers:	Banc of America Securities LLC J.P. Morgan Securities Inc. UBS Securities LLC

Co-Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. Goldman, Sachs & Co. HSBC Securities (USA) Inc. Morgan Stanley & Co. Incorporated

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (No. 333-167886) (including a prospectus and a preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read each of these documents and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC toll free at 1-800-294-1322, J.P. Morgan Securities Inc. collect at 212-834-4533 or UBS Securities LLC toll free at 1-877-827-6444, ext. 561 3884.

2

SCHEDULE V

Forms of Comfort Letters

Kimberly-Clark Corporation

Debt Securities

Underwriting Agreement General Terms and Conditions

Dated July 26, 2010

Kimberly-Clark Corporation, a Delaware corporation (the “Company”), proposes to issue and sell from time to time certain of its debt securities (the “Securities”) registered under the Securities Act of 1933, as amended (the “Act”), as set forth in Section 2. The Securities are to be issued in one or more series under one or more indentures between the Company and such banking institutions, as trustees, as, in the case of any such indenture or any such trustee, is designated in Schedule II to the Underwriting Agreement (as defined below) relating to any such series (each indenture and trustee so designated with respect to any such series being hereinafter referred to as the “Indenture” and the “Trustee”, respectively).

From time to time, the Company may enter into one or more underwriting agreements that provide for the sale of the Securities specified in Schedule II to such underwriting agreement to the underwriter or several underwriters named to Schedule I to such underwriting agreement (the “Underwriters”). The general terms and conditions set forth herein may be incorporated by reference in any such underwriting agreement (an “Underwriting Agreement”). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement.

1. The Company proposes to issue and sell the Securities in one or more series, which series may vary as to their terms (including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund requirements), all of such terms for any particular series being determined at the time of sale. All or a portion of particular series of the Securities will be purchased by the Underwriters for resale upon terms of offering determined at the time of sale. The Securities so to be purchased in any such offering are hereinafter referred to as the “Designated Securities”, and any firm or firms named in Schedule I-A to the Underwriting Agreement as acting as representatives of such Underwriters are hereinafter referred to as the “Representatives”. If the firm or firms named in Schedule I-A to the Underwriting Agreement include only the firm or firms named in Schedule I to the Underwriting Agreement, the terms “Underwriters” and “Representatives” shall each be deemed to refer to such firm or firms. The term “Underwriters’ Securities” means Designated Securities other than Contract Securities.

The term “Contract Securities” means Designated Securities, if any, to be purchased pursuant to Delayed Contracts (as defined in Section 3 hereof) below.

The obligations of the Underwriters under this Agreement are several and not joint.

2. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) A registration statement in respect of the Securities has been filed not earlier than three years prior to the date of this Agreement with the Securities and Exchange Commission (the “Commission”) and has become effective under the Act, in the form heretofore delivered or hereafter to be delivered to the Representatives and, excluding exhibits to such registration statement, but including all documents incorporated by reference therein on or prior to the date of this Agreement, to the Representatives for each of the other Underwriters; such registration statement, including all exhibits thereto but excluding Form T-1, and the prospectus included in such registration statement, each as amended at the date of this Agreement, being hereinafter called the “Registration Statement” and the “Basic Prospectus”, respectively. As used in this Agreement, “Preliminary Prospectus”, if any, means the Basic Prospectus together with the Preliminary Prospectus Supplement, if any, referred to in Schedule II to the Underwriting Agreement. As used in this Agreement, “Prospectus” means the Basic Prospectus together with the final prospectus supplement specifically relating to the Designated Securities in the definitive form filed pursuant to Rule 424 under the Act after the date and time this Agreement is executed and delivered by the parties hereto. Any reference herein to the Basic Prospectus, and Preliminary Prospectus, if any, or the Prospectus shall be deemed to refer to and include the documents or portions thereof incorporated by reference therein pursuant to the applicable form under the Act; and any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents or portions thereof filed after the date of this Agreement under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and so incorporated by reference.

(b) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Designated Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Designated Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(c) At or prior to the time when sales of the Designated Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus and each “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule III to the Underwriting Agreement.

(d) The Registration Statement and the Prospectus conform, and any further amendments or supplements thereto, when they become effective or are filed with the Commission, will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the rules and regulations adopted by the Commission; the Registration Statement and the Basic Prospectus, on each effective date of the Registration Statement (and any amendment thereto) did not contain and will not contain, and on the date of execution of this Agreement did not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus does not, and any amendments or supplements thereto, when they become effective or are filed with the Commission, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Time of Sale Information, at the Time of Sale did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties contained in this paragraph (d) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use therein.

(e) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made an offer to sell or solicitation of an offer to buy the Designated Securities pursuant to a “written communication” (as defined in Rule 405 under the Act) (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, (ii) the Preliminary Prospectus, if any, (iii) the Prospectus, (iv) the documents listed on Schedule III to the Underwriting Agreement and (v) any electronic road show or other written communications, in each case approved in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Act (to the extent required thereby) and, when taken together with any Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.

(f) (i) Neither the Company nor any of its subsidiaries has sustained since the date of the latest financial statements contained in the Time of Sale Information and the Prospectus any loss or interference material to the business of the Company and its subsidiaries taken as a whole from fire, explosion, flood or other calamity or from any labor dispute or court or governmental action, order or decree and (ii) since the respective dates as of which information is given in the Time of Sale Information and the Prospectus there has not been any material change in the capital stock or long-term debt of the Company or any material adverse change, or any development which will result in a material adverse change, in the business, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise (in any such case described in clause (i) or (ii) hereof) than as set forth or contemplated in the Time of Sale Information and the Prospectus.

(g) The Company and each of its significant subsidiaries is validly existing and in good standing under the laws of the jurisdiction of its organization, with corporate or limited liability company power to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus.

(h) Deloitte & Touche LLP, who have audited certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries as required by the Act.

(i) The financial statements of the Company and its consolidated subsidiaries, together with related schedules and notes filed as a part of or incorporated by reference in the Registration Statement, Time of Sale Information or the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and fairly present the financial position of the Company and its consolidated subsidiaries as of the dates indicated

and the results of their operations and changes in financial position for the periods specified, and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as disclosed in such financial statements.

(j) The Company has designed and maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act, “Reporting Controls”); and the Reporting Controls are (i) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and include, without limitation, those processes specifically referred to in Rule 13a-15(f) and (ii) effective to perform the functions for which they are maintained.

(k) The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(l) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act. Such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its consolidated subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures were effective at the last day of the most recent fiscal quarter for which the Company has filed a quarterly report on Form 10-Q or annual report on Form 10-K with the Commission.

(m) The Company and its directors or officers, in their capacities as such, have complied in all material respects with the provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(n) The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Act, in each case at the times specified in the Act in connection with the offering of the Designated Securities.

(o) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Designated Securities.

(p) Neither the Company nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation or By-laws, (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, in the case of clauses (ii) and (iii) above where such default would have a material adverse effect on the Company and its subsidiaries taken as a whole.

(q) The execution, delivery and performance by the Company of the Underwriting Agreement, the Designated Securities and the Indenture (the “Transaction Documents”), the issuance and sale of the Designated Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, in the case of clauses (i) and (iii) above where such default would have a material adverse effect on the Company and its subsidiaries taken as a whole.

(r) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Designated Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Designated Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Designated Securities by the Underwriters.

(s) The Company has full right, power and authority to execute and deliver each of the Transaction Documents and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(t) The Indenture has been duly authorized by the Company and upon effectiveness of the Registration Statement was duly qualified under the Trust Indenture Act and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(u) The Designated Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(v) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

3. Upon authorization by the Representatives of the release of the Underwriters’ Securities, the several Underwriters propose to offer the Underwriters’ Securities for sale upon the terms and conditions set forth in the Time of Sale Information and the Prospectus.

The Company may specify in Schedule II to the Underwriting Agreement that the Underwriters are authorized to solicit offers to purchase Designated Securities, in the maximum aggregate principal amount specified in such Schedule II, from the Company pursuant to delayed delivery contracts (herein called “Delayed Delivery Contracts”), substantially in the form of Annex I attached hereto but with such changes therein as the Representatives and the Company may authorize or approve. If so specified, the Underwriters will endeavor to make such arrangements, and as compensation therefor the Company will pay to the Representatives, for the accounts of the Underwriters, at the Time of Delivery (as defined in Section 4 hereof), a commission in the amount set forth in such Schedule II. Delayed Delivery Contracts, if any, are to be with institutional investors of the types approved by the Company and set forth in the Prospectus and subject to other conditions therein set forth. The Underwriters will not have any responsibility in respect of the validity or performance of any Delayed Delivery Contracts.

The principal amount of Contract Securities to be deducted from the principal amount of Designated Securities to be purchased by each Underwriter as set forth in Schedule I to the Underwriting Agreement shall be, in each case, the principal amount of Contract Securities which the Company has been advised by the Representatives has been attributed to such Underwriter, provided that, if the Company has not been so advised, the amount of Contract Securities to be so deducted shall be, in each case, that proportion of Contract Securities which the principal amount of Designated Securities to be purchased by such Underwriter under this Agreement bears to the total principal amount of the Designated Securities (rounded as the Representatives may determine to the nearest $1,000 principal amount). The total principal amount of Underwriters’ Securities to be purchased by all the Underwriters pursuant to this Agreement shall be the total principal amount of Designated Securities set forth in Schedule I to the Underwriting Agreement less the principal amount of the Contract Securities. The Company will deliver to the Representatives not later than 3:30 p.m., New York time, on the third business day preceding the Time of Delivery (or such other time and date as the Representatives and the Company may agree upon in writing) a written notice setting forth the principal amount of Contract Securities.

4. Underwriters’ Securities to be purchased by each Underwriter pursuant to this Agreement, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of immediately available funds to the account specified by the Company to the Underwriter at least forty-eight hours in advance, all at the place and time and date specified in such Schedule II or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery”.

Concurrently with the delivery of and payment for the Underwriters’ Securities, the Company will deliver to the Representatives for the accounts of the Underwriters by wire transfer of immediately available funds to the order of the party designated in Schedule II to this Agreement in the amount of the compensation payable by the Company to the Underwriters in respect of any Delayed Contracts as provided in Section 3 hereof and in such Schedule II.

5. The Company acknowledges and agrees with each of the Underwriters of the Designated Securities:

(a) That the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Designated Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person; neither any Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction; the Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto; any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company; and that the Company will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto;

(b) To make no amendment or supplement to the Registration Statement, the Time of Sale Information or Prospectus after the execution of this Agreement and prior to the Time of Delivery without furnishing prior thereto a copy of each such amendment or supplement to the Representatives; to advise the Representatives promptly of any such amendment or supplement after the Time of Delivery, to furnish the Representatives with copies of any such amendment or supplement after the Time of Delivery and to file promptly all documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in each case for so long as the delivery of a prospectus is required in connection with the offering or sale of the Designated Securities; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has become effective or when any supplement to the Prospectus or any amended Prospectus has been filed, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any supplement thereto or any amended Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Designated Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any supplement thereto or any amended Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(c) Before using any Issuer Free Writing Prospectus to make an offer to sell or solicitation of an offer to buy the Designated Securities, and before filing with the Commission any Issuer Free Writing Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Designated Securities, provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e) To furnish the Underwriters with copies of the Prospectus and each Issuer Free Writing Prospectus in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus is required at any time and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented or any Issuer Free Writing Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus or Issuer Free Writing Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or Issuer Free Writing Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus or Issuer Free Writing Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon the request of the Representatives and subject to Section 5(c) hereof so to amend or supplement the Prospectus or Issuer Free Writing Prospectus or file such document, as the case may be, and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or Issuer Free Writing Prospectus or a supplement to the Prospectus or Issuer Free Writing Prospectus which will correct such statement or omission or effect such compliance;

(f) To make generally available to its security holders not later than eighteen months after the date of this Agreement an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least twelve consecutive months beginning after the date of this Agreement;

(g) During the period beginning on the date of this Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Designated Securities, as notified to the Company by the Representatives, and (ii) the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after the Time of Delivery and which are substantially similar to the Designated Securities, without the prior written consent of the Representatives; and

(h) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

6. Each Underwriter hereby represents and agrees with the Company as follows:

(a) It (including its agents and representatives) has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a “written communication” that would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Schedule III to the Underwriting Agreement or prepared pursuant to Section 2(e) or Section 5(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing. Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of or containing the information set forth in Schedule IV to the Underwriting Agreement without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period); as used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Designated Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Designated Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Act) in connection with sales of the Designated Securities by any Underwriter or dealer.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing any Agreement among Underwriters, this Agreement, the Indenture, any Delayed Delivery Contracts, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Designated Securities; (iii) all expenses in connection with the qualification of the Designated Securities for offering and sale under state securities laws as provided in Section 5(d) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Designated Securities; (v) any filing fees incident to any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Designated Securities; (vi) the cost of preparing certificates for the Designated Securities; (vii) the fees and expenses of the Trustee under the Indenture and any agent of the Trustee and the fees and disbursements of any counsel for the Trustee in connection with the Indenture and the Designated Securities; and (viii) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 9 and Section 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Designated Securities by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters of the Designated Securities hereunder shall be subject, in their discretion, to the condition that all representations and warranties of the Company herein are, at and as of the Time of Sale and at and as of the Time of Delivery, true and correct in all material respects, the condition that the Company shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the best knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Counsel for the Underwriters shall have furnished to the Representatives such opinion or opinions, dated the date of the Time of Delivery, in form and substance reasonably satisfactory to the Representatives, with respect to the (i) incorporation of the Company, (ii) the validity of the Indenture, the Designated Securities and the Delayed Delivery Contracts, if any, (iii) the Registration Statement, the Time of Sale Information and the Prospectus, and (iv) such other matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) The General Counsel of the Company shall have furnished to the Representatives his written opinion, dated the date of the Time of Delivery, in form and substance reasonably satisfactory to the Representatives, to the effect that:

(i) The Company is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation, with corporate power to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus;

(ii) To the best of such counsel’s knowledge there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body involving the Company or any of its properties required to be disclosed in the Registration Statement which is not adequately disclosed in the Registration Statement, Time of Sale Information or the Prospectus; and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Registration Statement, Time of Sale Information or the Prospectus, or required to be described in the Registration Statement, Time of Sale Information or the Prospectus, which are not filed or incorporated by reference or described as required;

(iii) This Agreement and all Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company;

(iv) The Designated Securities have been duly authorized by the Company and, when duly executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, in the case of the Underwriters’ Securities, or by the purchasers thereof pursuant to Delayed Delivery Contracts, in the case of any Contract Securities, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting enforcement of creditors’ rights and to general equity principles; and the Designated Securities and the Indenture conform in all material respects to the description thereof in the Preliminary Prospectus, if any, and the Prospectus;

(v) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting enforcement of creditors’ rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act;

(vi) The issuance and sale of the Designated Securities and the compliance by the Company with the provisions of the Designated Securities, the Indenture, each of the Delayed Delivery Contracts, if any, and this Agreement and the consummation of the transactions relating to the Designated Securities contemplated herein and therein will not conflict with or result in a breach of the terms or provisions of, or constitute a default under, any indenture, loan agreement or other agreement or instrument in respect of indebtedness for money borrowed known to such counsel to which the Company is a party or by which the Company is bound or, to the knowledge of such counsel after due inquiry, any other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or the By-Laws of the Company or, to the knowledge of such counsel, any statute or any order, rule or regulation of any court or regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body is required for the issuance and sale by the Company of the Designated Securities or the consummation of the transactions relating to the Designated Securities contemplated by this Agreement or the Indenture or any of such Delayed Delivery Contracts, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws;

(vii) The documents or portions thereof, if any, incorporated by reference in the Registration Statement, the Preliminary Prospectus, if any, and the Prospectus (other than the financial statements, related schedules and other financial information included therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the related rules and regulations adopted by the Commission; and

(viii) The Registration Statement, the Preliminary Prospectus, if any, and the Prospectus (other than the financial statements, related schedules and other financial information included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; and, although such counsel is not passing upon, and does not assume responsibility for the accuracy, completeness or fairness of statements contained in the Registration Statement, the Time of Sale Information or the Prospectus (except as to the matters specified in the last clause of subparagraph (iv) of this paragraph (c)), nothing has come to the attention of such counsel that causes such counsel to believe that the Registration Statement (other than the financial statements, related schedules and other financial information included therein, as to which such counsel need express no opinion), at each time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading, or that the Time of Sale Information (other than the financial statements, related schedules and other financial information included therein, as to which such counsel need express no opinion) as of the Time of Sale and the Prospectus (other than the financial statements, related schedules and other financial information included therein, as to which such counsel need express no view) as of its date and as of the Time of Delivery included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading;

(d) On the date of this Agreement and at the Time of Delivery, Deloitte & Touche LLP shall have furnished to the Representatives letters in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Schedule V to the Underwriting Agreement;

(e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest financial statements contained in the Time of Sale Information and the Prospectus any loss or interference material to the business of the Company and its subsidiaries taken as a whole from fire, explosion, flood or other calamity or from any labor dispute or court or governmental action, order or decree and (ii) since the respective dates as of which information is given in the Time of Sale Information and the Prospectus there shall not have been any material change in the capital stock or long-term debt of the Company or any material adverse change, or any development which will result in a material adverse change, in the business, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise (in any such case described in clause (i) or (ii) hereof) than as set forth or contemplated in the Time of Sale Information and the Prospectus, the effect of which (in any such case described in clause (i) or (ii) hereof) is in the reasonable judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus;

(f) Subsequent to the execution of this Agreement, there shall not have occurred any downgrading in any rating accorded to the Company’s debt securities by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.; neither of such rating agencies shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; provided, however, that this paragraph (f) shall not apply to either of such rating agencies which shall have notified the Representatives of the rating or such surveillance or review of the Designated Securities prior to the execution of this Agreement;

(g) Subsequent to the execution of this Agreement, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) trading of any securities of the Company shall have been suspended on any exchange on which such securities are listed or traded; (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred; (iv) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (v) the engagement or escalation by the United States in hostilities or any calamity or crisis which have resulted in the declaration, on or after the date of this Agreement, of a national emergency or war, the effect of which (in any such case described in clause (i), (ii), (iii), (iv) or (v) hereof) in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus; and

(h) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery one or more certificates of officers of the Company reasonably satisfactory to the Representatives as to the accuracy in all material respects of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance in all material respects by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, and as to the matters set forth in paragraph (a) and clauses (i) and (ii) of paragraph (e) of this Section 8, with the certificate based upon knowledge or belief as to proceedings initiated or threatened referred to in such paragraph (a) and as to the matters referred to in clauses (i) and (ii) of such paragraph (e).

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or arise out of or are based upon an omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) an untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the Time of Sale Information, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred as they are incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed under Rule 433(d) under the Act, the Time of Sale Information, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or arise out of or are based upon an omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) an untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the Time of Sale Information, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, the Time of Sale Information, the Preliminary Prospectus, if any, the Prospectus or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as they are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel (except for one local counsel) or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Underwriters’ Securities which it has agreed to purchase under this Agreement, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Underwriters’ Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Underwriters’ Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Underwriters’ Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of such Underwriters’ Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Underwriters’ Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement.

(b) If, after giving effect to any arrangements for the purchase of the Underwriters’ Securities of a defaulting Underwriter or Underwriters by the Representatives, by the Company, or by both, as the case may be, as provided in subsection (a) above, the aggregate principal amount of such Underwriters’ Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Underwriters’ Securities which such Underwriter agreed to purchase under this Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under this Agreement) of the Underwriters’ Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Underwriters’ Securities of a defaulting Underwriter or Underwriters by the Representatives, by the Company, or by both, as the case may be, as provided in subsection (a) above, the aggregate principal amount of Underwriters’ Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Designated Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Underwriters’ Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Designated Securities.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities except as provided in Section 7 and Section 9 hereof; but, if for any other reason Underwriters’ Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to the Designated Securities except as provided in Section 7 and Section 9 hereof.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing or by telegram if promptly confirmed in writing and if to the Underwriters shall be sufficient in all respects, if delivered or sent by certified mail, return receipt requested, to the Representatives in care of the firm and at the address specified in Schedule II to this Agreement and if to the Company shall be sufficient in all respects if delivered or sent by certified mail, return receipt requested, to the address of the Company set forth on the facing page of the Registration Statement, Attention: Treasurer; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by certified mail, return receipt requested, to such Underwriter at its address set forth in its Underwriters’ Questionnaire delivered to the Company.

14. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to implement risk-based procedures to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 9 and Section 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Designated Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement.

17. This Agreement shall be construed in accordance with the laws of the State of New York.

18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

ANNEX I

Delayed Delivery Contract

KIMBERLY-CLARK CORPORATION

c/o

, 20[    ]

Attention:

Ladies and Gentlement:

The undersigned hereby agrees to purchase from Kimberly-Clark Corporation (hereinafter called the “Company”), and the Company agrees to sell to the undersigned,                                          $

principal amount of the Company’s [Title of Designated Securities] (hereinafter called the “Designated Securities”), offered by the Company’s Prospectus dated                     , 20[    ] [as amended or supplemented], receipt of a copy of which is hereby acknowledged, at a purchase price of     % of the principal amount thereof, plus accrued interest from the date from which interest accrues as set forth below, and on the further terms and conditions set forth in this contract.

[The undersigned will purchase the Designated Securities from the Company on                     , 20[    ] (the “Delivery Date”) and interest on the Designated Securities so purchased will accrue from                     , 20[    ].]

[The undersigned will purchase the Designated Securities from the Company on the delivery date or dates and in the principal amount or amounts set forth below:

Delivery Date	Principal Amount	Date From Which Interest Accrues

, 20[ ]	$	,20[ ]
, 20[ ]	$	,20[ ]

Each such date on which Designated Securities are to be purchased hereunder is hereinafter referred to as a “Delivery Date”.]

Payment for the Designated Securities which the undersigned has agreed to purchase on [the] [each] Delivery Date shall be made to the Company or its order by certified or official bank check in                      Clearing House funds at the office of         ,         ,         , or by wire transfer to a bank account specified by the Company, on [the] [such] Delivery Date upon delivery to the undersigned of the Designated Securities then to be purchased by the undersigned in definitive fully registered form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to [the] [such] Delivery Date.

The obligation of the undersigned to take delivery of and make payment for Designated Securities on [the] [each] Delivery Date shall be subject to the conditions that (a) the purchase of Designated Securities to be made by the undersigned shall not on [the] [such] Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (b) the Company, on or before         , 20[    ], shall have sold to the several Underwriters, pursuant to the Underwriting Agreement dated         , 20[    ] with the Company; an aggregate principal amount of Designated Securities equal to $            , minus the aggregate principal amount of Designated Securities to be covered by this contract and other contracts similar to this contract. The obligation of the undersigned to take delivery of and make payment for Designated Securities shall not be affected by the failure of any purchaser to take delivery of and make payment for Designated Securities pursuant to other contracts similar to this contract.

Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion or opinions of counsel for the Company delivered to the Underwriters in connection therewith.

The undersigned represents and warrants that, as of the date of this contract, the undersigned is not prohibited from purchasing the Designated Securities hereby agreed to be purchased by it under the laws of the jurisdiction to which the undersigned is subject.

This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

This contract may be executed by either of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

It is understood that the acceptance by the Company of any Delayed Delivery Contract (including this contract) is in the Company’s sole discretion and that, without limiting the foregoing, acceptances of such contracts need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered by the Company.

Yours very truly,

By
(Signature)

(Name and Title)

(Address)

2

Accepted,                     , 20[    ]

KIMBERLY-CLARK CORPORATION

By
(Signature)

(Name and Title)

3